Item 30. Exhibit (h) i. m. 3. i.

AMENDMENT TO 12b-1 AGREEMENT

This Amendment (the “Amendment”) to the 12b-1 Agreement dated September 1, 2016, (the “Agreement”) among T. Rowe Price Investment Services, Inc. (the “Underwriter”), Massachusetts Mutual Life Insurance Company (“Company”) MML Investors Services, LLC (“MMLIS”) and MML Distributors, LLC (“MMLD”), is effective as of December 9, 2021.

WHEREAS, Underwriter, Company, MMLIS and MMLD wish to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, the parties hereby amend the agreement as follows:

1.	The first paragraph of the Agreement is hereby amended and restated to read in its entirety as follows:

“THIS AGREEMENT made and entered into as of September 1, 2016 is among Massachusetts Mutual Life Insurance Company (“Company”), MML Investors Services, LLC (“MMLIS”), MML Distributors, LLC (“MMLD”) and T. Rowe Price Investment Services, Inc. (the “Distributor”) and is intended to supplement the Participation Agreements identified on Exhibit A attached hereto by and among the Company or its wholly owned affiliates, certain portfolios of funds and Underwriter (“Participation Agreement(s)”), as amended. All terms herein, unless otherwise defined, shall have the meaning as used in the Participation Agreement.”

2.	Exhibit A is hereby added in the form attached hereto.

3.	All other terms of the Agreement shall remain in full force and effect.

4.	This Amendment may be signed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Signatures located on following page

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

T. ROWE PRICE INVESTMENT SERVICES, INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ William Presley	By:	/s/ Michael S. Dunn
Name:	William Presley	Name:	Michael S. Dunn
Title:	Vice President	Title:	Head of Institutional Insurance

MML INVESTORS SERVICES, LLC

		By:	/s/ Wendy Benson
		Name:	Wendy Benson
		Title:	President

MML DISTRIBUTORS, LLC

		By:	/s/ Paul LaPiana
		Name:	Paul LaPiana
		Title:	President

EXHIBIT A

Participation Agreements

Participation Agreement dated June 1, 1998 among Distributor, certain funds and Massachusetts Mutual Life Insurance Company

Participation Agreement dated June 1, 1998 among Distributor, certain funds and C.M. Life Insurance Company

Participation Agreement dated April 28, 1999 among Distributor, certain funds and MML Bay State Insurance Company